COVENANT NOT TO COMPETE
                       AND NON-DISCLOSURE AGREEMENT

PARTIES:

          Thomas E. Clarke (EMPLOYEE)

          NIKE, Inc., an Oregon corporation, and its divisions, subsidiaries and affiliates (NIKE)

DATE: August 31, 1994

RECITALS:

          A. This Covenant Not to Compete is executed upon the EMPLOYEE's advancement to the position of President and nomination to the Board of Directors of NIKE.

          B. Over the course of EMPLOYEE's employment with NIKE, EMPLOYEE will be or has been exposed to and/or in a position to generate confidential information including but not limited to confidential techniques, methods, styles, designs and design concepts, developments, customer lists, vendor lists, contract factory lists, pricing information, manufacturing plans, business plans, marketing plans, sales information, methods of operation, knowledge and data relating to processes, products, machines, compounds and compositions, formulae, lasts and molds. It is anticipated that EMPLOYEE will continue to be exposed to confidential information, will be exposed to more confidential information and to confidential information of greater sensitivity as EMPLOYEE advances in the company. This confidential information is information peculiar to NIKE's business. The nature of NIKE's business is highly competitive and disclosure of any confidential information would result in severe damage to NIKE and be difficult to measure.

          C. NIKE makes use of the confidential information described in paragraph B above throughout the world. This confidential information of NIKE can be used to NIKE's detriment anywhere in the world.

          D. The provisions of this Covenant Not to Compete and Non-Disclosure Agreement are a condition of EMPLOYEE's employment advancement with NIKE.

          E. The provisions of this Covenant Not to Compete and Non-Disclosure Agreement are reasonable.

AGREEMENTS:

          1.     COVENANT NOT TO COMPETE.     During the period of time
EMPLOYEE is employed by NIKE, under the terms of any employment contract or otherwise, and for one (1) year thereafter, EMPLOYEE will not directly or indirectly, own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any business engaged anywhere in the world in the athletic footwear business, athletic apparel business, or any other business which directly competes with NIKE or any of its subsidiaries or affiliated corporations. This provision is (a) subject to NIKE's option to waive all or any portion of the one (1) year time period of non-competition following termination more specifically provided for in paragraph 2; and (b) subject to NIKE's option to specifically identify, at the time of termination, those businesses which EMPLOYEE may not be employed by or connected with for the period of non-competition. NIKE agrees to act in good faith in its exercise of the above-noted options.

          2.     ADDITIONAL CONSIDERATION.

                 a. As additional consideration for the covenant not to compete described in paragraph 1 above, it is agreed that:

                          (i)     If EMPLOYEE voluntarily leaves the
employ of NIKE, NIKE shall pay EMPLOYEE a monthly payment equal to one-half (1/2) of EMPLOYEE's last monthly salary for the one (1) year period after termination of employment, payable on the first day of each month, or

                          (ii)     If EMPLOYEE is involuntarily
terminated, NIKE shall pay EMPLOYEE a monthly payment equal to EMPLOYEE's last monthly salary for the one (1) year period after termination of employment, payable on the first day of each month.

                 b. NIKE has the option, for whatever reason, to elect to waive all or a portion of the one (1) year period of non-competition following termination, by giving EMPLOYEE written notice of such election not less than 30 (thirty) days prior to the effective date of the waiver. In that event, NIKE shall not be obligated to pay EMPLOYEE under this paragraph for any months as to which the covenant not to compete has been waived.

          3.     LESSER RESTRICTIONS.     Should any of the terms of
paragraphs 1 and 2 above be found unreasonable or invalid by any court of competent jurisdiction, the parties agree to accept as binding, in lieu thereof, the maximum terms enforceable by law.

          4.     EXTENSION OF TIME.     The covenant not to compete
described in paragraphs 1, 2 and 3 above shall be extended by a time period equal to any time consumed in enforcement of the obligations hereunder during which EMPLOYEE engaged in activities violating the covenant not to compete.

          5.     NON-DISCLOSURE AGREEMENT.     During the period of
employment by NIKE and forever thereafter, EMPLOYEE will hold in confidence all information of a confidential nature, including but not limited to the information described in Recital "B", (all of which information of a confidential nature shall hereinafter be referred to as "confidential information") and will not, at any time, directly or indirectly, use any confidential information for any purpose outside the scope of EMPLOYEE's employment with NIKE or disclose any confidential information to any person or organization without the prior written consent of NIKE. Specifically, but not by way of limitation, EMPLOYEE shall not ever copy, transmit, reproduce, summarize, quote, publish or make any commercial or other use whatsoever of any confidential information without the prior written consent of NIKE.

          6.     RETURN OF CONFIDENTIAL INFORMATION.     Upon
termination and upon written request by NIKE at any time, EMPLOYEE shall return to NIKE all documents, records, notebooks and other similar repositories of or containing confidential information, including all copies thereof, then in EMPLOYEE's possession, whether prepared by EMPLOYEE or others, and deliver to NIKE any and all other confidential information, in whatever form, that may be in EMPLOYEE's possession or under EMPLOYEE's control.

          7.     UNAUTHORIZED USE.     During the period of employment
with NIKE and thereafter, EMPLOYEE shall notify NIKE immediately of the unauthorized possession, use or knowledge of any confidential information by any person employed or not employed by NIKE at the time of such possession, use or knowledge. EMPLOYEE shall promptly furnish details of such possession, use or knowledge to NIKE, will assist in preventing the reoccurrence of such possession, use or knowledge, and shall cooperate with NIKE in any litigation against third parties deemed necessary by NIKE to protect the confidential information. EMPLOYEE's compliance with this paragraph shall not be construed in any way as a waiver of any of NIKE's rights or remedies against EMPLOYEE arising out of or related to such unauthorized possession, use or knowledge.

          8.     INJUNCTIVE RELIEF.     The remedy at law for any
breach of this Covenant Not to Compete and Non-Disclosure Agreement will be inadequate. It is reasonable to require that EMPLOYEE not compete with NIKE in order to protect NIKE from unfair use of the confidential information. NIKE shall be entitled to injunctive relief in addition to any other remedy it may have. A breach of this Covenant Not to Compete and Non-Disclosure Agreement during the period of EMPLOYEE'S employment with NIKE shall be considered a breach of the terms of that employment and NIKE shall have the right to terminate EMPLOYEE's employment in addition to any other rights or remedies NIKE may have.

          9.     WAIVER, AMENDMENT, MODIFICATION OR CANCELLATION.    No
waiver, amendment, modification or cancellation of any term or condition of this Covenant Not to Compete and Non-Disclosure Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than the act or acts specifically referred to therein.

          10.    APPLICABLE LAW/JURISDICTION/VENUE.     This Covenant
Not to Compete and Non-Disclosure Agreement, and EMPLOYEE's employment hereunder, shall be construed according to the laws of the state of Oregon and EMPLOYEE hereby submits to the jurisdiction of the courts of the state of Oregon and waives application of any foreign law relating to this Agreement and EMPLOYEE's employment by NIKE. Any suit or action of any kind relating to this Agreement or the subject matter hereof shall be brought in a court located in Washington County, Oregon.

EMPLOYEE                                   NIKE, Inc.

By: /s/ Thomas E. Clarke                   By: /s/ Philip H. Knight
__________________________                 __________________________
Name:  Thomas E. Clarke                    Name:  Philip H. Knight